EXHIBIT 4.141
Dr. Bókai Judit közjegyző
Budapest, II. ker. Kapás u. 31., V. em. 43.
Postacím: 1277 Budapest, Pf. 86.
Tel: 201-5083, 212-4265, Fax: 212-4275
Honlap: www.bokai.hu
English licence No. 2/2008.
Deed Number: 11015/Ü/94/2010.
Certified Office Copy
NOTARIAL DEED
Before me, Dr. Vető Péter Notary substitute, acting for Dr. Judit Bókai, a Notary of Budapest, the following Parties appeared at the Notary’s office (1027 Budapest, Kapás utca 31. V/43.) at the date below:
(1)	Closure Systems International Holdings (Hungary) Vagyonkezelő Korlátolt Felelősségű Társaság, a limited liability company incorporated under the laws of Hungary, having its registered seat as at the date of this Agreement at Berényi út 72-100., 8000 Székesfehérvár, Hungary, registered under registration number: Cg.07-09-015084, as chargor under this Agreement (hereinafter referred to as the “Chargor”, “Depositor”, “Hungarian Company”);

represented by

Dr. Horvai-Hillenbrand Péter (born in: Budapest, 17. August 1979., mother’s maiden name: Fekete Gabriella), residing at 1124 Budapest, Vércse u. 6. II/2., who established his identity by his identity card number 940137 CA and his attorney’s certificate number A/8158, lot number 17883 who established by a power of attorney that he is legally entitled to execute this document alone and to undertake the obligations contained in this Agreement, and

(2)	Wilmington Trust (London) Limited, registered seat at 6 Broad Street Place, London EC2M 7JH United Kingdom, registration number: 05650152, acting as chargee under this Agreement, in its capacity as collateral agent, acting on behalf and for the benefit of the Secured Parties (as defined below), as appointed under the First Lien Intercreditor Agreement (as defined below) and authorised to represent their joint and several rights in connection with this Agreement (hereinafter, with its successors, permitted transferees and permitted assigns in such capacity, referred to as the “Collateral Agent” or the “Chargee”;

represented by

Dr. Pelikán Melinda (born in: Budapest, 21. December 1976, mother’s maiden name: Németh Erzsébet), residing at 1077 Budapest, Rejtő Jenő u. 6., who established her identity by her identity card number 330193 DA and who established by a power of attorney that she is legally entitled to execute this document alone and to undertake the obligations contained in this Agreement,

(1) and (2) are together hereinafter referred to as the “Parties” and “Party” means any of them, as the context may require.

The representatives of the Parties declared, with full knowledge of their potential criminal responsibility and liability, that the Party represented by them has been properly established and is currently existing and that they, as representatives with signing authority pursuant to the above, are authorised to make the declarations necessary for inclusion in the present notarial deed in the name of the Party which they represent.

The Notary substitute in advance informed the concerned Parties of the purpose and method of, and the personal data affected by the procedure of identity-control; the obligation of the Notary to refuse notarial involvement, and the duty of notification thereof prescribed in Section 122 (8) of Act XLI. of 1991. on public notaries; and furthermore, about the procedure of handling the personal data thus obtained.

who requested that I incorporate into a notarial deed the following:
CHARGE AND SECURITY DEPOSIT OVER BANK ACCOUNTS AGREEMENT
(BANKSZÁMLA-KÖVETELÉSEN ALAPÍTOTT ZÁLOG- ÉS ÓVADÉKI SZERZŐDÉS)
WHEREAS
(A)	Pursuant to the Loan Documents (as defined below) the Chargor was requested to provide security to the Chargee for the Obligations under the Loan Documents (each as defined below).

(B)	The Parties have agreed to enter into this Agreement to create a security interest over the Accounts (as defined below) in accordance with and subject to the terms and conditions as set out herein.

(C)	The Secured Parties (as defined below) have duly authorised and empowered the Chargee to enter into this Agreement and to represent their joint and several rights in connection with the security interest over the Accounts, acting for its own and for the Secured Parties’ benefit.
NOW IT IS HEREBY AGREED AS FOLLOWS:
1.	INTERPRETATION

1.1	Definitions

Unless defined in this Agreement or the context otherwise requires, a term defined in the First Lien Intercreditor Agreement has the same meaning in this Agreement and in any notice given under this Agreement.

In this Agreement:

“Account Banks” means the banks with whom the Accounts listed in Schedule 1 (List of Bank Accounts) of this Agreement are held, and “Account Bank” means any of them.

“Accounts” means together the Hungarian bank accounts of the Hungarian Company listed in Schedule 1 (List of Bank Accounts) of this Agreement, and “Account” means any of them.

“Agreed Security Principles” has the meaning it is given in the Credit Agreement and the Senior Secured Note Indenture and, to the extent of any inconsistency, the meaning it is given in the Credit Agreement shall prevail.

“Applicable Representative” has the meaning given to that term in the First Lien Intercreditor Agreement.

“Authorisation to Act on a Prompt Collection Order” means the authorisation sent to an Account Bank by the Hungarian Company in a similar form as set out in Schedule 3 (Form of Authorisation to Act on a Prompt Collection Order) or in a form acceptable to the Collateral Agent, in accordance with Decree No. 18/2009. of the National Bank of Hungary on Money Circulation.

“Business Day” means a day (other than Saturday or Sunday) on which banks are open for business in New York, London and Budapest.

“Charge” has the meaning given to such term in Clause 2.1.

“Civil Code” means Act IV of 1959 (as amended) on the Civil Code of the Republic of Hungary.

“Collateral” means all rights and interests in respect of all amounts at any time held on the Accounts.

“Court Enforcement Act” means Act LIII of 1994 on Judicial Execution.

“Credit Agreement” means the Credit Agreement dated as of 5 November 2009, among Closure Systems International B.V., Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., SIG Euro Holding AG & Co. KGaA, Closure Systems International Holdings Inc. and SIG Austria Holding GmbH as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent, as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, attached as Part I of Schedule 5 (Credit Agreement) to this Agreement.

“Enforcement Event ” means the occurrence of an Event of Default which is continuing unremedied and unwaived and in respect of which a notice has been served in accordance with Article VII of the Credit Agreement or the equivalent provisions of the other Principal Finance Documents except that any rights of the Chargee in respect of the preservation of the assets or the security may be exercised if the Chargee determines that they are required to be exercised if an Event of Default has occurred and is continuing (i.e. without any notice).

“Event of Default” means an “Event of Default” under, and as defined in, the First Lien Intercreditor Agreement.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement dated as of 5 November 2009, among the Collateral Agent, The Bank of New York Mellon, as trustee under the Senior Secured Note Indenture, Credit Suisse AG (formerly known as Credit Suisse), as administrative agent under the Credit Agreement, and the

Loan Parties, as amended, novated, supplemented, restated or modified from time to time (including by the Joinder Agreement which added the Collateral Agent as a collateral agent under the First Lien Intercreditor Agreement), attached as Part III of Schedule 5 (First Lien Intercreditor Agreement) to this Agreement.

“Intercreditor Arrangements” means the First Lien Intercreditor Agreement and any other document that is designated by the Loan Parties’ Agent and the Collateral Agent as an intercreditor agreement, in each case as amended, novated, supplemented, restated, replaced or modified from time to time.

“Issuers” means the “Issuers” under, and as defined in, the Senior Secured Note Indenture, including their successors in interest.

“Joinder Agreement” means the joinder agreement dated on 21 January 2010 made among (amongst others) the Collateral Agent, The Bank of New York Mellon, Credit Suisse AG and Reynolds Group Holdings Limited pursuant to which the Collateral Agent is appointed an additional collateral agent and becomes a party to the First Lien Intercreditor Agreement.

“Lien” has the meaning it is given in the First Lien Intercreditor Agreement.

“Loan Documents” means the “Credit Documents” under, and as defined in, the First Lien Intercreditor Agreement and any other document designated by the Loan Parties’ Agent and the Collateral Agent as a Loan Document.

“Loan Parties” means the “Grantors” under, and as defined in, the First Lien Intercreditor Agreement.

“Loan Parties’ Agent” means Reynolds Group Holdings Limited (formerly known as Rank Group Holdings Limited).

“Notice of Charge over Accounts” means the notice sent to an Account Bank by the Hungarian Company substantially in a similar form as set out in Schedule 2 (Form of Notice of Charge over Accounts) or in a form acceptable to the Collateral Agent.

“Notice of Enforcement Event” means a notice sent to an Account Bank by the Collateral Agent substantially in a similar form as set out in Schedule 2 (Form of Notice of Enforcement Event) or in a form acceptable to the Collateral Agent.

“Notice of Security Deposit” means a notice sent to an Account Bank by the Collateral Agent substantially in a similar form as set out in Schedule 2 (Form of Notice of Security Deposit) or in a form acceptable to the Collateral Agent.

“Obligations” means all present and future obligations and liabilities including Parallel Debt (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Loan Party and each grantor of a security interest to the Secured Parties (or any of them) under each or any of the Loan Documents, together with all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Loan Documents or any other document evidencing or securing any such liabilities.

“Parallel Debt” means the independent obligations of any of the Loan Parties arising pursuant to the First Lien Intercreditor Agreement to pay to the Collateral Agent sums equal to and in the currency of each amount payable by such Loan Party to each of the Secured Parties under each of the Loan Documents.

“Principal Finance Document” means the Credit Agreement, the Senior Secured Note Indenture, the Intercreditor Arrangements and any Additional Agreement.

“Prompt Collection Order” means any prompt collection order (azonnali beszedési megbízás) sent to an Account Bank by the Collateral Agent substantially in the form set out in Schedule 3 (Form of Authorisation to act on a Prompt Collection Order) or if such form is not acceptable to any of the Account Banks, in any form so required.

“Prompt Collection Right” means any and all rights of the Collateral Agent, if an Enforcement Event has occurred, to collect amounts from the Accounts on the basis of a Prompt Collection Order granted under this Agreement.

“Secured Parties” means the “Secured Parties” under, and as defined in, the First Lien Intercreditor Agreement.

“Secured Principal” has the meaning given to such term in Clause 2.1 of this Agreement.

“Senior Secured Note Indenture” means the Indenture dated as of 5 November 2009, among the Issuers, the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, attached as Part II of Schedule 5 (Senior Secured Note Indenture) to this Agreement.

1.2	Construction
1.2.1	Headings are for convenience of reference only. 1.2.2 Where the context so permits, the singular includes the plural and vice versa.

1.2.3	Save where the contrary is indicated, any reference in this Agreement to the “Chargee”, the “Chargor”, a “Secured Party”, the “Depositor”, the “Hungarian Company”, the “Collateral Agent”, a “Loan Party” or a “Lender” shall be construed so as to include its (or their) respective successors, transferees and assignees from time to time and any successor of such a successor, transferee or assignee in accordance with its (or their) respective interests.

1.2.4	The Parties agree and confirm that any person becoming a transferee of any rights and obligations of the Collateral Agent under the First Lien Intercreditor Agreement shall thereupon become entitled to the benefit of the provisions contained herein as if it had originally been and had been named as a party hereto.

1.2.5	References to Clause and Schedule shall, subject to any indication to the contrary, mean the respective Clause and Schedule of this Agreement.

1.2.6	References to the Credit Agreement, the First Lien Intercreditor Agreement, the other Loan Documents, this Agreement or any other agreement or document shall, where applicable, be deemed to be references to such Credit Agreement, the First Lien Intercreditor Agreement, the other Loan Documents, this Agreement or such other agreement or document as the same may have been, or may from time to time be, amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, as persons may accede thereto as a party or withdraw therefrom as a party in part or in whole or be released thereunder in part or in whole, and as facilities and financial services are or may from time to time be granted, extended, prolonged, increased, reduced, cancelled, withdrawn, amended, restated, supplemented, restructured, refunded, replaced, modified, renewed or novated thereunder.

1.2.7	Any amount will be deemed irrevocably paid in full if it has been paid in full and there is no evidence such as to give a reasonable belief that any claim will be brought to revoke such payment.

1.2.8	References to any element of the legislation, statute, act, law, regulation or any provision thereof shall, where applicable, be deemed to be references to that element of the legislation, as amended or re-enacted.

1.2.9	This Agreement is subject to the terms of the Intercreditor Arrangements. In the event of a conflict between the terms of this Agreement and the Intercreditor Arrangements, the terms of the Intercreditor Arrangements will prevail.
2.	CHARGE

2.1	Creation of the Charge
2.1.1	In order to secure the Obligations up to the maximum amount consisting of:
(i)	USD 2,280,000,000 (that is two billion two hundred and eighty million U.S.$ and EUR 780,000,000 (that is seven hundred and eighty million euro) (the “Secured Principal”); plus

(ii)	all accrued interest (as calculated in accordance with Loan Documents); plus all accrued default interest (as calculated in accordance with Loan Documents); plus any other amounts, monetary obligations, indemnities, fees, commissions, costs and expenses arising under and payable in accordance with the terms of the Loan Documents, which amounts, monetary obligations, indemnities, fees, commissions, costs, expenses, and the costs of the enforcement of this Agreement shall not exceed an aggregate amount representing 40% of the aggregate amount of Secured Principal, the Chargor hereby grants to the Chargee a first priority charge over the Accounts and the Collateral in accordance with Sections 267 and 268 of the Civil Code (the “Charge”).
2.1.2	The Chargee hereby accepts such Charge.

2.2	Nature of the Charge
2.2.1	The Charge constituted by, and pursuant to, this Agreement shall:

(a)	subject to any Lien permitted by the Loan Documents be a first priority security over the Accounts and the Collateral; and

(b)	to the extent permitted by Hungarian law, be of the nature of “framework security” (“keretbiztosítéki jellegű”), the maximum amount of which is the sum set out under Clause 2.1. If the framework security nature of the Charge constituted by this Agreement is not recognised by a court for any reason, then the Charge shall be deemed to secure the Obligations.

2.2.2	The Charge constituted by this Agreement will come into existence upon the execution of this Agreement in the form of a notarial deed.
2.3	Prompt Collection Right
2.3.1	In order to secure the Obligations (as set out above) and to facilitate the enforcement of the Charge or the Security Deposit (as applicable) as set out in this Agreement, the Hungarian Company hereby grants to the Chargee a Prompt Collection Right in respect of, and over, the Accounts.

2.3.2	The Hungarian Company undertakes to deliver to the Account Banks within twenty (20) Business Days of the execution of this Agreement, (i) a Notice of Charge over Accounts and (ii) an Authorisation to Act on Prompt Collection Order:
(a)	notifying the Account Banks of the establishment of the Prompt Collection Right and the Charge over the Accounts;

(b)	authorising the Account Banks that, after the delivery of a Notice of Enforcement Event by the Chargee to the Account Banks, they should comply with any Prompt Collection Order received by it from the Chargee for the withdrawal of amounts from the Accounts held with them; and

(c)	notifying the Account Banks that after the delivery of a Notice of Enforcement Event by the Chargee to the Account Banks, the Chargee is entitled to demand the amounts held on the Accounts as set out in Article 268(2) of the Civil Code, and authorising the Account Banks to comply with such demand.
2.3.3	The Hungarian Company shall use its reasonable efforts, for a period of thirty (30) days after service, to obtain the acknowledgement of receipt of the (i) Notice of Charge over Accounts and (ii) Authorisation to Act on Prompt Collection Order by the Account Banks.
2.4	Enforcement of the Charge

2.4.1	The Chargor hereby acknowledges that if an Enforcement Event has occurred, the Chargee becomes immediately entitled to enforce the Charge as set out in Clauses 2.4.2 to 2.4.4 below.

2.4.2	If the Chargee becomes entitled to enforce the Charge and the Prompt Collection Right pursuant to Clause 2.4.1, the Chargee shall notify the Account Banks about the occurrence of an Enforcement Event in the Notice of Enforcement Event and the Charge may be enforced, upon the decision of the Chargee made in its absolute discretion, by
(a)	exercising the Prompt Collection Right by issuing and delivering a Prompt Collection Order to the Account Banks; or

(b)	demanding the amounts held on an Account from any of the Account Banks in accordance with Article 268(2) of the Civil Code; or

(c)	court enforcement proceedings (as set out in Article 255(1) of the Civil Code).
2.4.3	The Chargor shall, upon the request of the Chargee upon the exercise of the rights of the Chargee under Clause 2.4.1 above, deliver any document relating to the Accounts and/or the Collateral, which is required by the Chargee for the purposes of exercising its rights under Clause 2.4 of this Agreement.

2.4.4	The Chargee shall utilise the proceeds received under this Clause 2.4 and shall return the surplus amounts, if any, in accordance with the provisions of the First Lien Intercreditor Agreement.
3.	SECURITY DEPOSIT
3.1	Subject to Clause 3.2 and in order to secure the Obligations, the maximum aggregate amount of:
(i)	the Secured Principal; plus

(ii)	all accrued interest (as calculated in accordance with Loan Documents); plus all accrued default interest (as calculated in accordance with Loan Documents); plus any other amounts, monetary obligations, indemnities, fees, commissions, costs and expenses arising under and payable in accordance with terms of the Loan Documents, which amounts, monetary obligations, indemnities, fees, commissions, costs, expenses, and the costs of the enforcement of this Agreement shall not exceed an aggregate amount representing 40% of the aggregate amount of Secured Principal, the Depositor hereby creates a security deposit (in Hungarian “óvadék”) over the entire balance (from time to time) of the Accounts in accordance with Sections 270 and 271 of the Civil Code in favour of the Collateral Agent (the “Security Deposit”).
3.2	The Security Deposit shall be perfected if an Enforcement Event has occurred in accordance with Clause 3.3 below.

3.3	If an Enforcement Event has occurred, the Collateral Agent shall be entitled to perfect the Security Deposit created hereunder, in a way that dispatches a Notice of Security Deposit in which it instructs the Account Banks to block the Accounts in part or in whole which blocking of the Accounts shall be considered as a hand over of the Collateral (in Hungarian “átadás”) in respect of the Account blocked, to the Collateral Agent within the meaning of Section 270 (2) of the Civil Code (the “Perfection of the Security Deposit”).

3.4	Following the Perfection of the Security Deposit set out in Clause 3.3 above, the Collateral Agent becomes entitled to directly — i.e. without judicial execution — satisfy the Obligations from the Security Deposit in accordance with the provisions of the Hungarian law. By blocking the Accounts by the Account Banks pursuant to Clause 3.3 above, the Account Banks shall restrict the disposal right (in Hungarian “rendelkezési jog”) of the Depositor over the Accounts. The Security Deposit shall cover any and all rights, title and interests in and to, and the balance of Accounts, including accrued interest and any further amount (in Hungarian “kamatai, hasznai, gyümölcse”) accrued, existing and recorded from time to time on the Accounts and all amounts credited thereto at any particular time.

3.5	The Charge terminates if, after an Enforcement Event has occurred, the Collateral Agent decides, in accordance with its right stipulated in the present Agreement, to declare the perfection of the Security Deposit by the delivery of a Notice of Security Deposit to the Account Banks.

4.	DISTINCT RIGHTS

The Hungarian Company and the Collateral Agent hereby confirm and agree that:

4.1	the Charge and the Security Deposit are separate and distinct rights granted or created hereunder; and

4.2	the exercise of remedies under the Charge and the effectiveness of the Security Deposit are mutually exclusive.

5.	NATURE OF THE SECURITY INTEREST

5.1	The Charge and the Security Deposit (together, the “Security Interest”) constituted by, and pursuant to, this Agreement shall:

5.2	be a continuing security for the payment, satisfaction and discharge in full of the Obligations and shall not be considered as satisfied or discharged or prejudiced by any intermediate payment, satisfaction or settlement of any part of the Obligations unless and until discharged by the Chargee;

5.3	be in addition to and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security, encumbrance, guarantee, suretyship, indemnity or other right or remedy which the Collateral Agent or any other Secured Party (or any person on their behalf) may now or at any time hereafter hold for or in respect of the Obligations or any part thereof; and

5.4	not be prejudiced by any time or indulgence granted to any person, or any abstention or delay by the Collateral Agent or any other Secured Party (or any person on their behalf) in perfecting or enforcing any security, encumbrance, guarantee, suretyship, right or remedy that the Collateral Agent or any other Secured Party (or any person on their behalf) may now or at any time hereafter have from or against the Loan Parties.

6.	CHARGOR’S RIGHTS

Notwithstanding any other provision of this Agreement, at all times unless an Enforcement Event has occurred, the Hungarian Company is authorised by the Chargee to deal with the Accounts and the Collateral in any manner and to exercise all of its rights under and in respect of the Accounts and the Collateral (including the disposal of or closing of any Account if permitted by the Principal Finance Documents) freely and without restrictions in accordance with the terms and conditions of the Principal Finance Documents.

7.	REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1	Representations and Warranties

In addition and without prejudice to those representations and warranties made by or in respect of the Hungarian Company herein or in any other Principal Finance Document, the Hungarian Company hereby represents and warrants that on the date of this Agreement with reference to the facts and circumstances then existing, and subject to the provisions of the Principal Finance Documents:
(a)	it is the sole owner of the Accounts subject to any Liens permitted by the Principal Finance Documents, and it has not sold, transferred, encumbered or otherwise disposed of, nor has it agreed to sell, transfer, encumber or otherwise dispose of, any or all of its rights in the Collateral to any third person, in each case, other than as permitted by the Principal Finance Documents or this Agreement; and

(b)	the representations and warranties made by the Hungarian Company as Loan Party in Sections 3.01 (Organization; Powers), 3.02 (Authorization), 3.03 (Enforceability), 3.06 (No Material Adverse Change), 3.09 (Litigation, Compliance with Laws), 3.10 (Agreements), 3.19 (Security Documents) and 3.22 (Solvency) of the Credit Agreement are true and accurate as regards the Hungarian Company and this Agreement;

(c)	it has not taken any action that would have an adverse effect on the validity and enforceability of security constituted by this Agreement hereunder, other than as permitted by the Principal Finance Documents; and

(d)	subject to any Liens permitted by the Principal Finance Documents and subject to the Legal Reservations (as defined in the Credit Agreement), this Agreement constitutes a first priority Charge and subject to the Perfection of the Security Deposit a Security Deposit, over the Accounts and the Collateral.

7.2	Covenants

In addition and without prejudice to those covenants, undertakings, commitments and obligations made by or in respect of the Hungarian Company herein or in any other Loan Documents, the Hungarian Company hereby covenants that, so long as this Agreement shall be in force, it shall:
(a)	unless otherwise permitted by the Principal Finance Documents, not give a prompt collection right and not grant any Lien to any third party in respect of the Accounts;

(b)	waive its right to deposit the Collateral with court (in Hungarian “bírói letétbe helyezés”) in accordance with Section 268 (1) of the Civil Code;

(c)	not revoke the Authorisation to Act on a Prompt Collection Order or any other notices sent or to be sent to the Account Banks pursuant to this Agreement;

(d)	not take or omit to take any action the taking or omission of which would result in the alteration or impairment of any rights of the Collateral Agent under the Security Interest which would have an adverse effect on the validity and enforceability of the security hereunder except if such actions or omissions are permitted by the Principal Finance Documents;

(e)	promptly notify the Collateral Agent of any event or circumstance of which the Hungarian Company is aware which would (i) materially and adversely affect, alter or impair the Collateral Agent’s rights relating to the validity and enforceability of the Security Interest under or pursuant to this Agreement, (ii) materially and adversely affect, alter or impair the Collateral Agent’s rights under or pursuant to this Agreement in relation to the filing of a petition for the bankruptcy (“csődeljárás”) or insolvency (“felszámolási eljárás”) of the Hungarian Company, the initiation of an execution in respect of the Accounts in accordance with the Court Enforcement Act or similar laws applicable in other jurisdictions, the termination of the Hungarian Company ’s commercial activities or the winding up of the Hungarian Company (unless the termination of the Hungarian Company’s commercial activities or the winding up of the Hungarian Company is permitted by the Principal Finance Documents); and

(f)	unless otherwise permitted by the Principal Finance Documents and subject to the Agreed Security Principles, ensure that the Security Interest, subject to any Lien permitted by the Principal Finance Documents, is a first priority security interest over the Collateral and the Accounts.
8.	COLLATERAL AGENT’S RIGHTS

8.1	For the avoidance of doubt, it is acknowledged that the Collateral Agent is permitted to act on the instructions of the Applicable Representative in accordance with clause 2.02(a)(i) of the First Lien Intercreditor Agreement. It is further acknowledged that the Collateral Agent may assume that any and all instructions received by it from the Applicable Representative under this Agreement are reasonable, and that any question as to the reasonableness or otherwise of such instructions shall be determined as between the Applicable Representative and the Hungarian Company.

8.2	The Hungarian Company acknowledges and agrees that the Collateral Agent’s actions under this Agreement are on the basis of authority conferred under the Principal Finance Documents to which the Collateral Agent is a party, and on directions of the Applicable Representative. In so acting, the Collateral Agent shall have the protections, immunities, rights, indemnities and benefits conferred on a collateral agent under the Principal Finance Documents.

8.3	The powers conferred by this Agreement on the Collateral Agent in relation to the Accounts and the Collateral shall be in addition to and not in substitution for the rights conferred on the Collateral Agent by applicable law except insofar as they are excluded by this Agreement and, where there is any ambiguity or conflict between the rights contained in any such applicable law and those conferred by this Agreement, then the terms of this Agreement shall prevail to the extent permitted by such law.

8.4	The Collateral Agent will be entitled, subject to the Agreed Security Principles, the terms of the Principal Finance Documents, this Agreement and the reasonable instructions of the Applicable Representative, at any time to take any such action permitted under the relevant laws as it in their/its discretion thinks fit for the purpose of protecting the Security Interest constituted by this Agreement.

8.5	Subject to Section 4.05 of the First Lien Intercreditor Agreement, the Collateral Agent may, at any time and from time to time, delegate by power of attorney to any person all or any of the rights conferred on it by this Agreement which are for the time being exercisable by the Collateral Agent hereunder in relation to the Accounts and the Collateral or any part thereof and the Collateral Agent shall inform the Hungarian Company of such a delegation or appointment of a delegate.

8.6	The Collateral Agent does not need, before it exercises any of the rights conferred upon it by this Agreement or by law, to (i) initiate proceedings or obtain a judgement against the Hungarian Company or any other person in any court; (ii) make or file a claim in a bankruptcy or liquidation with respect to the Hungarian Company or any other person; or (iii) enforce any of its rights in respect of any part of the Obligations, except as expressly required by Hungarian law from time to time.

9.	GENERAL PROVISIONS

9.1	Separate Agreements

This Agreement shall be construed so as to constitute a separate security agreement between the Collateral Agent on the one hand and the Hungarian Company on the other hand and if such separate agreement between the Hungarian Company and the Collateral Agent becomes invalid or unenforceable, is terminated, rescinded, released, void, voidable, amended, restated, renewed, novated, supplemented or otherwise affected, the obligations of the Hungarian Company are satisfied or any of the rights of Collateral Agent created thereby is ineffective, the foregoing shall, to the fullest extent permitted by law, not affect the validity or enforceability of any of the other agreements between the Hungarian Company on the one hand and the Collateral Agent on the other hand.

9.2	Immediate Recourse

To the fullest extent allowed by applicable law the Hungarian Company waives any right it may have of first requiring the Collateral Agent to proceed against or claim payment from any other person or entity or enforce any guarantee, suretyship or security granted by any other person or entity with respect to the Obligations before enforcing this Agreement and/or its rights hereunder or pursuant hereto.
9.3	Certificates
(a)	A certificate (including but not limited to the Declaration) signed by any duly authorised officer of the Chargee setting forth any amount due to the Secured Parties from either of the Hungarian Company and/or the Loan Parties in respect of any part of the Obligations as well as the occurrence of an Event of Default which is continuing shall be prima facie evidence of such amount against the Loan Parties and the Hungarian Company except in case of manifest error or fraud on the part of the Chargee.

(b)	The Hungarian Company hereby acknowledges that after the occurrence of an Event of Default which is continuing the Chargee shall be entitled to incorporate such certificate, setting out the outstanding amount of all or any part of the Obligations in a notarial certificate (in Hungarian: “ténytanúsítvány”/“ténytanúsító okirat”), the costs of which are to be borne in accordance with the Principal Finance Documents. The Hungarian Company accepts any notarial certificate issued according to this Clause as prima facie evidence except in case of manifest error or fraud on the part of the Chargee.
9.4	Discharge

Where any discharge (whether in respect of this Agreement, or other Security Document for the Obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is subsequently avoided or must be restored on bankruptcy (csődeljárás), insolvency (felszámolási eljárás) or otherwise without limitation, the liability of the Hungarian Company under this Agreement and the rights of the Collateral Agent created hereby and pursuant hereto shall continue as if there had been no discharge or arrangement. The Collateral Agent shall be under no obligation to challenge, contest or otherwise take any steps to remedy any avoidance of any payment, security or other disposition or the restoration thereof by any liquidator, receiver or similar officer on bankruptcy, insolvency or otherwise.

10.	REMEDIES AND WAIVERS

No failure on the part of the Collateral Agent to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by applicable law, the Credit Agreement or any other Loan Documents.

11.	SEVERABILITY

If any of the terms hereof is or becomes invalid or unenforceable (or the security purported to be created hereunder or pursuant hereto are ineffective) for any reason under the laws of any jurisdiction or in relation to the Hungarian Company, such invalidity or unenforceability shall, to the fullest extent possible under applicable law, not affect its validity or enforceability in any other jurisdiction or invalidate or make unenforceable any other term hereof. The Parties hereto agree that they will negotiate in good faith to replace any provision hereof held invalid, illegal or unenforceable with a valid, legal and enforceable provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

12.	ATTORNEY

To the fullest extent permitted by applicable law, the Hungarian Company hereby appoints the Chargee, such appointment being made for the benefit of the Chargee and the other Secured Parties represented by the Chargee and shall be effective if an Enforcement Event has occurred to be its true and lawful attorney (with full power of substitution and delegation) for and on behalf of the Hungarian Company and in its name or in the name of the Chargee and as the Hungarian Company’s attorney in act and deed to sign, execute, seal, deliver, acknowledge, file, register and perfect any and all such assurances, documents, instruments, agreements (including any agreements to which the Chargee itself is a party) certificates and consents and to do any and all such acts and things as the Hungarian Company itself could do in relation to the Charged Assets or in relation to any matters dealt with in this Agreement and which the Chargee may, (upon the reasonable instruction of the Applicable Representative), deem to be necessary in order to give full effect to the purposes of this Agreement. The Hungarian Company will ratify and confirm whatever the Chargee shall do or cause to be done in pursuance of the powers conferred to it hereunder. For the avoidance of any doubt, this Clause constitutes the express consent of the Hungarian Company to the appointment of the Collateral Agent as its representative for the purposes of Article 221 (3) of the Civil Code except that the Collateral Agent shall not be entitled to conclude or amend any agreement between the Hungarian Company and any of the Secured Parties or to waive any rights of the Hungarian Company against any of the Secured Parties.

13.	TERMINATION

13.1	The security constituted by this Agreement shall be released, re-assigned, re-transferred and cancelled (as applicable):
(a)	by the Collateral Agent at the request and cost of the Hungarian Company, upon the Obligations being irrevocably paid or discharged in full and none of the Secured Parties being under any further actual or contingent obligation to make advances or provide other financial accommodation to the Hungarian Company or any other person under any of the Loan Documents; or

(b)	in accordance with, and to the extent required by, the Intercreditor Arrangements.
13.2	Upon termination of this Agreement and subject to Clause 13.1, the Collateral Agent shall promptly (but in any event within fifteen (15) days), at the cost of the Hungarian Company, issue all certificates or other documents and sign all other documents and do all such acts as are required by law or requested by the Hungarian Company in order that this Agreement will be terminated.

13.3	If the Chargor disposes or closes of any of the Accounts and that disposal or closing is permitted by the Principal Finance Documents, that Account shall (to the extent necessary), unless an Enforcement Event has occurred, be: (a) automatically released, re-assigned, re-transferred and cancelled (as applicable) from the Charge constituted by this Agreement with effect from the day of such disposal or closing or (b) released, re-assigned, re-transferred and cancelled (as applicable) in accordance with and to the extent required by, the Intercreditor Arrangements.

13.4	Upon the Chargor disposing or closing of any of the Accounts (which disposal or closing is permitted by the Principal Finance Documents), the Chargee shall promptly (but in any event within fifteen (15) days) at the cost of the Chargor, issue all certificates or other documents and sign all other documents and do all such acts as are required by law or requested by the Chargor in order to release the relevant Accounts from the Charge constituted by this Agreement.

14.	POWER TO ASSIGN

To the fullest extent permitted under the laws of Hungary and subject to the terms of the Loan Documents, only the Collateral Agent (but not, for the avoidance of doubt, the Hungarian Company, unless otherwise permitted by the Principal Finance Documents) shall be entitled to assign and/or transfer all or part of its rights and obligations under this Agreement to a replacement Collateral Agent appointed in accordance with the Principal Finance Documents and the Hungarian Company hereby in advance gives its irrevocable consent to, within the meaning of Sections 328-331 of the Civil Code, and hereby in advance irrevocably co-operates with any such assignment and/or transfer (as the case may be) hereunder.

15.	NOTICES

Each notice or other communication to be given or made by a Party under this Agreement shall be given or made in accordance with the First Lien Intercreditor Agreement.

16.	GOVERNING LAW

This Agreement and all non-contractual obligations arising from or connected with it are governed by, and construed in accordance with, Hungarian law.

17.	JURISDICTION

The Parties agree that any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) (“Dispute”) shall be referred to a Hungarian court in accordance with the provisions of Act III of 1952 on the code of civil procedure.

18.	LANGUAGE

This Agreement shall be executed in English language only. This Agreement may be translated into Hungarian but in the event of any ambiguity or conflict between the two versions, the English version shall prevail to the extent permitted by law.

19.	AMENDMENTS

19.1	This Agreement may be amended only by a written instrument executed by the Parties in the form of a notarial deed.

19.2	With consideration to the forthcoming potential enactment of a new Hungarian civil code, the Hungarian Company hereby undertakes that, subject to the Agreed Security Principles, upon the request of the Collateral Agent:
19.2.1	it shall agree to an amendment and restatement of this Agreement following the entry into force of such a new civil code, in order to reflect the provisions thereof, to the extent such amendment is necessary to preserve the Charge or to clarify the security position of the Collateral Agent; and

19.2.2	it shall enter into good faith negotiations on the amendment and restatement terms of this Agreement, in order to reflect the provisions of the new civil code, other than those which are referred to in Clause 19.2.1 above.
I, the undersigned, Notary substitute having verified the identity, authorisation and contractual intentions of the Parties and their representatives to enter into this deed, have prepared the present deed on the basis of the written draft put at my disposal. I have informed the legal representatives of the parties of the substance of the transaction contemplated hereby and of its legal consequences. The legal representatives of the parties declared before me that they are fully aware of the content of the present deed’s draft and confirmed that the content of the present deed is in full compliance with the contractual intentions of the Parties represented by them and therefore they requested me not to read the deed out in their presence. Now therefore, the Parties have executed this deed in my presence through the signatures of their duly authorised legal representatives.
Executed at the City of Budapest, on the 29th (twentyninth) day of January 2010 (Two Thousand Ten).
Dr. Horvai-Hillenbrand Péter s.m. Closure Systems International Holdings (Hungary) Vagyonkezelő Korlátolt Felelősségű Társaság, Dr. Pelikán Melinda s.m. Wilmington Trust (London) Limited, Dr. Vető Péter s.m. Notary Substitute, Countersigned: Dr. Stagel Judit s.m. Notary, as permanent substitute for Dr. Bókai Judit Notary

SCHEDULE 1
ACCOUNTS

No.	Account Bank	Account
1.	UniCredit Bank Szabadsag ter 5-6. H-1054 Budapest Hungary	IBAN HU [_____________________] SWIFT: BACXHUHB Currency: HUF Type of account: current account

SCHEDULE 2
FORM OF NOTICE OF CHARGE OVER BANK ACCOUNTS

BANKSZÁMLA-KÖVETELÉSEN ALAPÍTOTT
NOTICE OF CHARGE OVER BANK	ZÁLOGJOGRÓL SZÓLÓ
ACCOUNTS	ÉRTESÍTÉS

To: [Account Bank] (address:[*]) as Account Bank (hereinafter: the “Account Bank”)	Címzett: [Számlavezető Bank] (székhely:[*]) mint számlavezető bank (továbbiakban: a “Számlavezető Bank”)

Subject: Notice on charge	Tárgy: Értesítés zálogjog alapításról

Dated: Budapest,	Kelt: Budapest,

Dear Sir/Madam,	Tisztelt Címzett!

With reference to the Charge and Security Deposit over Bank Accounts Agreement dated ______ 2010 (hereinafter: the “Agreement”), entered into between us, the [*] (registered seat: [*], Hungary; Company registration number: [*]) as chargor (hereinafter: the “Chargor”), and [*], (registered seat: [*], registration number [*]) as chargee and Collateral Agent (hereinafter, with its successors, permitted transferees and permitted assigns in such capacity, the “Collateral Agent ”), we hereby give notice that we have established a charge in favour of the Collateral Agent over the bank account No.:                                          (hereinafter: the “Bank Account”).
Hivatkozással a 2010. _______-án kelt Bankszámla-követelésen Alapított Zálog és Óvadéki Szerződésre (továbbiakban: a “Szerződés”), amely köztünk, az [*] (székhely: [*], Magyarország, cégjegyzékszám: [*]) mint zálogkötelezett (továbbiakban: a "Zálogkötelezett”), és az [*] (székhely: [*], cégjegyzékszáma [*]) mint zálogjogosult és Biztosítéki Megbízott (továbbiakban, annak jogutódjaként, átruházottjaként és engedményesként eljáró valamennyi személyt is ideértve: a “Biztosítéki Megbízott”) között jött létre, ezúton értesítjük Önöket, hogy cégünk a Biztosítéki Megbízott javára zálogjogot alapított a [*] számú bankszámlánk (továbbiakban: a “Bankszámla”) felett.

Therefore, we request you to kindly acknowledge and register the charge over the Bank Account, as follows:	Ebből fakadóan kérjük, hogy ismerjék el és vegyék nyilvántartásba a Bankszámlán alapított zálogjogot; az alábbiakban leírtak figyelembe vételével:

1.   The right of the Chargor to deal with the Bank Account and amounts in respect of the Bank Account in any manner and to exercise all of its rights under and in respect of the Bank Account (including the disposal or closing thereof) shall remain unrestricted until the receipt of a notice of an Enforcement Event (as defined in the Agreement) which is continuing

1.   A Zálogkötelezett joga, hogy rendelkezzen a Bankszámlával és a Bankszámlához kapcsolódó bármilyen összeggel minden tekintetben korlátlan, valamint jogosult gyakorolni valamennyi Bankszámlához kapcsolódó jogát (beleértve a rendelkezési jogot és a Bankszámla bezárását is) a Végrehajtási Eseményről (a

      (hereinafter: “Notice of Enforcement Event”) by the Account Bank, sent in accordance with the terms of the Agreement to the address of the Account Bank, and made substantially in the form and substance attached hereto (hereinafter: “Form of Notice of Enforcement Event”).

      Szerződé szerint meghatározott, angolul: “Enforcement Event”) szóló, a jelen Értesítéshez csatolt mintával (továbbiakban: a “Végrehajtási Eseményről szóló Értesítés Mintája”) lényegében megegyező formában és tartalommal kiállított, Szerződés rendelkezései szerint a Számlavezető Bank címére megküldött értesítés (továbbiakban: a “Végrehajtási Eseményről szóló Értesítés”) Számlavezető Bank által történő kézhezvételéig.

2.   The Collateral Agent upon the delivery of the Notice of Enforcement Event to the Account Bank is entitled to seek satisfaction from the charge in accordance with the applicable Hungarian legal norms. Particularly (but not exclusively), the Collateral Agent will be entitled to enforce any claim which is already due and arising from any of the claims of the Secured Parties (as defined in the Agreement), by submitting prompt collection orders on the basis of the Authorisation to Act on a Prompt Collection Order (as defined in the Agreement) delivered together with the present Notice. The Collateral Agent will be entitled to enforce its claim only once the Account Bank has received the Notice of Enforcement Event made by the Collateral Agent. We hereby accept your priority right of satisfaction over the Bank Account vis-à-vis to the charge established in our favour and our prompt collection rights concerning your matured claims deriving from your banking services rendered.

2.   A Biztosítéki Megbízott Végrehajtási Esemény bekövetkezésének a Számlavezető Banknál történt bejelentése után a hatályos magyar jogszabályoknak megfelelően jogosult a zálogjogból kielégítést keresni. Így különösen, de nem kizárólag a Biztosítéki Megbízott a jelen Értesítéssel egyidejűleg megküldött Felhatalmazó Levél (a Szerződés szerint meghatározott, angolul: “Authorisation to Act on a Prompt Collection Order”) alapján azonnali beszedés útján is végrehajthatja a Biztosított Felek (a Szerződés szerint meghatározott, angolul: “Secured Parties”) bármely igényéből eredő bármely esedékessé vált követelést, de csak azt követően, hogy a Számlavezető Bank megkapta a Biztosítéki Megbízottnak a Végrehajtási Eseményről szóló Értesítését. Az Önök Bankszámlára vonatkozó kielégítési elsőbbségét elfogadjuk a jelzálogjogunkkal és az azonnali beszedési megbízás benyújtására vonatkozó jogunkkal szemben, az Önök bankszolgáltatásaiból eredő

esedékes követeléseik tekintetében.

3.   The charge over the Bank Account terminates if, while an Enforcement Event has occurred under the Agreement, the Collateral Agent elects, in accordance with its right stipulated in the Agreement, to declare the Perfection of Security Deposit (as defined in the Agreement) over the Bank Account by delivering a notice to the Account Bank, (hereinafter: “Notice of Security Deposit”) incorporated in a notarial deed in Hungary and made in the form and substance attached hereto (hereinafter: “Form of Notice of Security Deposit”).

3.   A Bankszámlán fennálló zálogjog megszűnik, amennyiben a Szerződés szerinti Végrehajtási Esemény bekövetkezése esetén a Biztosítéki Megbízott él a Szerződésben biztosított jogával, és a jelen Értesítéshez csatolt mintával (továbbiakban: az “Óvadéki Értesítés Mintája”) lényegében megegyező formában és tartalommal kiállított, Magyarországon közokiratba foglalt értesítés (továbbiakban: az “Óvadéki Értesítés”) Számlavezető Banknak történő megküldésével bejelenti az Óvadék Létrejöttét (a Szerződés szerint meghatározott, angolul: “Perfection of the Security Deposit”) a Bankszámla felett.

4.   We hereby request, after the Account Bank has received a Form of Notice of Enforcement Event or a Form of Notice of Security Deposit, the Account Bank to disclose to the Collateral Agent any information on the Bank Account upon its request. Further, we hereby authorise the Account Bank, after the Account Bank has received a Form of Notice of Enforcement Event or a Form of Notice of Security Deposit, to disclose to the Collateral Agent any information on the Bank Account, which qualifies as bank secret on the basis of Act CXII of 1996 on Credit Institutions and Financial Enterprises.

4.   Felhívjuk a Számlavezető Bankot, azt követően, hogy a Végrehajtási Eseményről szóló Értesítést vagy az Óvadéki Értesítést átvette, a Bankszámlára vonatkozó bármely információt, a Biztosítéki Megbízott kérésére bocsássa annak rendelkezésére, és felhatalmazzuk a Számlavezető Bankot a Hitelintézetekről és a Pénzügyi Vállalkozásokról szóló 1996. évi CXII. törvény alapján banktitoknak minősülő, a Bankszámlára vonatkozó bármely információnak a Biztosítéki Megbízott részére történő kiszolgáltatására.

We request you to kindly acknowledge the receipt of the present Notice by countersigning and returning to us the Acknowledgment attached	Kérjük Önöket, hogy a jelen Értesítés tudomásulvételét jelen Értesítés mellékletét képező Elismervény aláírásával és részünkre

hereto.	való visszaküldésével ismerjék el.

In case of any discrepancies in the interpretation of the English and the Hungarian version of this document, the English version shall prevail.	Jelen okirat angol és magyar nyelvű változatának eltérő értelmezése esetén az angol nyelvű szöveg az irányadó.

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (HUNGARY) VAGYONKEZELÕ
KORLÁTOLT FELELÕSSÉGÛ TÁRSASÁG
Acting as a Chargor/ mint Zálogkötelezett

Schedules:	Mellékletek:

• Form of Notice of Enforcement Event	• Végrehajtási Eseményről szóló Értesítés Mintája

• Form of Notice of Security Deposit	• Óvadéki Értesítés Mintája

• Acknowledgement	• Elismervény

ACKNOWLEDGEMENT	ELISMERVÉNY

To: Wilmington Trust (London) Limited (registered seat: [*], registration number [*]) as Chargee or Collateral Agent (hereinafter: “Collateral Agent”)	Címzett: Wilmington Trust (London) Limited (székhely: [*], cégjegyzékszáma [*]) mint zálogjogosult és Biztosítéki Megbízott (továbbiakban: a “Biztosítéki Megbízott”)

[*] (registered seat: [*], Hungary; Company registration number: Cg. [*]) as Chargor (hereinafter:	[*] (székhely: [*], Magyarország, cégjegyzékszám: [*]) mint zálogkötelezett (továbbiakban: a “Zálogkötelezett”)
“Chargor”)

Dated: Budapest,	Kelt: Budapest,

The undersigned, on behalf of [*] (hereinafter: “Bank”), with reference to the Notice of Charge and Security Deposit over Bank Accounts Agreement dated [*] 2010 and delivered to us, we inform you that the Bank acknowledges and registers the Charge established over the bank account number [*] (hereinafter: “Bank Account”) held by the Bank.
Alulírottak, a [*] (továbbiakban: a “Bank”) képviseletében, hivatkozással a 2010. [*] napján kelt és részünkre megküldött Bankszámla-követelésen Alapított Zálog és Óvadéki Szerződésről szóló értesítésre tájékoztatjuk, hogy Bankunk a nála vezetett [*] számú bankszámlán (továbbiakban: a “Bankszámla”) alapított zálogjogot jóváhagyólag elismeri és nyilvántartásba veszi.

Yours sincerely,	Tisztelettel:

Name/ Név:
Title/ Beosztás:
[ACCOUNT BANK/ SZÁMLAVEZETÕ BANK]
as Account Bank/ mint Számlavezető Bank

FORM OF NOTICE OF ENFORCEMENT EVENT

VÉGREHAJTÁSI ESEMÉNYRŐL
NOTICE OF ENFORCEMENT EVENT	SZÓLÓ ÉRTESÍTÉS

To: [Account Bank] (address:[*]) as Account Bank (hereinafter: the “Account Bank”)	Címzett: [Számlavezető Bank] (székhely:[*]) mint számlavezető bank (továbbiakban: a “Számlavezető Bank”)

Subject: Notice of an Enforcement Event	Tárgy: Értesítés Végrehajtási Esemény bekövetkezéséről

Dated: Budapest,	Kelt: Budapest,

Dear Sir/Madam,	Tisztelt Címzett!

We hereby refer to	Hivatkozunk

i.    the Charge and Security Deposit over Bank Accounts Agreement dated                      2010 (hereinafter: the “Agreement”), entered into between the [*] (registered seat: [*], Hungary; Company registration number: [*]) as chargor (hereinafter: the “Chargor”), and [*], (registered seat: [*], registration number [*]) as chargee and Collateral Agent (hereinafter together its successors and permitted assigns in such capacity: the “Collateral Agent”) over the bank account No.: [*] (hereinafter: the “Bank Account”); and

i.    a 2010. _______-án kelt Bankszámla-követelésen Alapított Zálog és Óvadéki Szerződésre (továbbiakban: a “Szerződés”), amely az [*] (székhely: [*], Magyarország, cégjegyzékszám: [*]) mint zálogkötelezett (továbbiakban: a “Zálogkötelezett”), és az [*] (székhely: [*], cégjegyzékszáma [*]) mint zálogjogosult és Biztosítéki Megbízott (továbbiakban, annak jogutódjaként eljáró valamely személyt is ideértve: a “Biztosítéki Megbízott”) között jött létre, a [*] számú bankszámlánk (továbbiakban: a “Bankszámla”) felett; továbbá

ii. the Notice of Charge over Bank Accounts, dated [*], and delivered to you by the Chargor.	ii. a [*]-én kelt, és Önöknek a Zálogkötelezett által megküldött Bankszámla-követelésen Alapított Zálogjogról szóló Értesítésre.

We hereby inform you that an Enforcement Event has occurred and is continuing under the Agreement, and as from today, the Collateral Agent is entitled to seek satisfaction from the Charge, in accordance with the applicable Hungarian legal norms. This instruction shall be valid until withdrawn in a declaration of the Collateral Agent, made in the form of a notarial deed. The Collateral Agent in particular (but not exclusively) is entitled to enforce any claim which becomes due and is
Ezennel értesítjük Önöket a Szerződés szerinti Végrehajtási Esemény bekövetkezéséről, valamint arról, hogy a mai naptól a Biztosítéki Megbízott a hatályos magyar jogszabályoknak megfelelően jogosult a zálogjogból kielégítést keresni, mindaddig, amíg közokiratba foglalt nyilatkozattal erről le nem mond. Így különösen, de nem kizárólag a Biztosítéki Megbízott az Önöknek a Zálogkötelezett által megküldött Felhatalmazó Levél (a Szerződés szerint meghatározott, angolul: “Authorisation arising from any of the claims of the Secured Parties (as defined in the Agreement) by submitting prompt collection orders on the basis of the Authorisation to Act on a Prompt Collection Order (as defined in the Agreement) delivered to you by the Chargor.
to Act on a Prompt Collection Order”) alapján azonnali beszedés útján is végrehajthatja a Biztosított Felek (a Szerződés szerint meghatározott, angolul: “Secured Parties”) bármely igényéből eredő bármely esedékessé vált követelést.

We hereby accept your priority right of satisfaction over the Bank Account vis-à-vis to the Charge established in our favour and our prompt collection rights concerning your matured claims deriving from your banking services rendered.
Az Önök Bankszámlára vonatkozó kielégítési elsőbbségét elfogadjuk a jelzálogjogunkkal és az azonnali beszedési megbízás benyújtására vonatkozó jogunkkal szemben, az Önök bankszolgáltatásaiból eredő esedékes követeléseik tekintetében.

We request you to kindly acknowledge the receipt of the present Notice by countersigning and returning to us one copy thereof.	Kérjük Önöket, hogy a jelen Értesítés tudomásulvételét jelen Értesítés egy példányának aláírásával és részünkre való visszaküldésével ismerjék el.

We declare that the Agreement excluded any depositing with court (Section 268 (1) of the Civil Code).	Kijelentjük, hogy a Szerződés kizárta a bírói letétbe helyezés lehetőségét (Ptk. 268. § (1) bek.).

In case of any discrepancies in the interpretation of the English and the Hungarian version of this document, the English version shall prevail.	Jelen okirat angol és magyar nyelvű változatának eltérő értelmezése esetén az angol nyelvű szöveg az irányadó.

Name/ Név:
Title/ Beosztás:
WILMINGTON TRUST (LONDON) LIMITED
as Collateral Agent/ mint Biztosítéki Megbízott

ACKNOWLEDGEMENT	ELISMERVÉNY

We hereby acknowledge and confirm the above Notice of Enforcement Event and undertake to perform the obligations contained in the Notice of Enforcement Event in accordance with terms set out therein; until it will be withdrawn by the Collateral Agent in a declaration incorporated in a notarial deed.
Elismerjük és jóváhagyjuk a fenti Végrehajtási Eseményről szóló Értesítést, és vállaljuk, hogy Végrehajtási Eseményről szóló Értesítéssel összhangban teljesítjük az abban foglalt kötelezettségeket, mindaddig, amíg a Biztosítéki Megbízott közokiratba foglalt nyilatkozatával erről le nem mond.
Dated/ Kelt: Budapest, ________________________
_________________________________________________ _____________________
Name/ Név:
Title/ Beosztás:
[ACCOUNT BANK/ SZÁMLAVEZETŐ BANK]
as Account Bank/ mint Számlavezető Bank

FORM OF NOTICE OF SECURITY DEPOSIT

NOTICE OF SECURITY DEPOSIT	ÓVADÉKI ÉRTESÍTÉS

To: [Account Bank] (address:[*]) as Account Bank (hereinafter: the “Account Bank”)	Címzett: [Számlavezető Bank] (székhely:[*]) mint számlavezető bank (továbbiakban: a “Számlavezető Bank”)

Subject: Notice of Security Deposit	Tárgy: Értesítés óvadékról

Dated: Budapest,	Kelt: Budapest,

Dear Sir/Madam,	Tisztelt Címzett!

We hereby refer to	Hivatkozunk

ii.   the Charge and Security Deposit over Bank Accounts Agreement dated [*] 2010 (hereinafter: the “Agreement”), entered into between the [*] (registered seat: [*], Hungary; Company registration number: [*]) as chargor (hereinafter: the “Chargor”), and [*], (registered seat: [*], registration number [*]) as chargee and Collateral Agent (hereinafter together its successors and permitted assigns in such capacity: the “Collateral Agent”) over the bank account No.: [*] (hereinafter: the “Bank Account”); and

i.    a 2010. [*]-án kelt Bankszámla-követelésen Alapított Zálog és Óvadéki Szerződésre (továbbiakban: a “Szerződés”), amely az [*] (székhely: [*], Magyarország, cégjegyzékszám: [*]) mint zálogkötelezett (továbbiakban: a “Zálogkötelezett”), és az [*] (székhely: [*], cégjegyzékszáma [*]) mint zálogjogosult és Biztosítéki Megbízott (továbbiakban, annak jogutódjaként eljáró valamely személyt is ideértve: a “Biztosítéki Megbízott”) között jött létre, a [*] számú bankszámlánk (továbbiakban: a “Bankszámla)”) felett; továbbá

iii. the Notice of Charge over Bank Accounts, dated [*], and delivered to you by the Chargor	ii. a [*]-én kelt, és Önöknek a Zálogkötelezett által megküldött Bankszámla-követelésen Alapított Zálogjogról szóló Értesítésre.

We hereby inform you that an Enforcement Event (as defined in the Agreement) has occurred under the Agreement, and that the Charge over the Bank Account terminates as of today and the provisions of the Agreement on the Security Deposit shall apply, i.e. the Security Deposit is created and perfected over the balance of the Bank Account available at the Chargor’s free disposal as of the blocking of the Bank Account (Perfection of the Security Deposit).
Ezennel értesítjük Önöket a Szerződés szerinti Végrehajtási Esemény bekövetkezéséről, valamint arról, hogy a mai naptól a Bankszámlán fennálló zálogjog megszűnik és a Szerződés Óvadékról (a Szerződés szerint meghatározott, angolul: “ Security Deposit”) szóló rendelkezései alkalmazandóak, azaz a Bankszámlának a Zálogkötelezett szabad rendelkezése alatt álló egyenlege felett, annak zárolásával Óvadék jön létre (a Szerződés szerint meghatározott, angolul: “Perfection of the Security Deposit”).

We hereby request you to block the entire balance (available at the Chargor’s free disposal) as of today and the entire future balance of the	Ezúton kérjük Önöket, hogy ellenkező tartalmú, a Zálogkötelezettel közös rendelkezésünkig zárolják a Bankszámla mai napon

Bank Account as a Security Deposit for the benefit of the Collateral Agent. This instruction shall be valid until withdrawn in a joint declaration of the Collateral Agent and the Chargor.	(a Zálogkötelezett szabad rendelkezése alatt) fennálló és a jövőben beérkező teljes pozitív egyenlegét mint Óvadékot a Biztosítéki Megbízott javára.

We hereby accept your priority right of satisfaction over the Bank Account vis-à-vis to the security deposit established in our favour and our prompt collection rights concerning your matured claims deriving from your banking services rendered
Az Önök Bankszámlára vonatkozó kielégítési elsőbbségét elfogadjuk az óvadéki jogunkkal és az azonnali beszedési megbízás benyújtására vonatkozó jogunkkal szemben, az Önök bankszolgáltatásaiból eredő esedékes követeléseik tekintetében.

The Collateral Agent is entitled to seek satisfaction from the Security Deposit, in accordance with the applicable Hungarian laws. The Collateral Agent in particular (but not exclusively) is entitled to enforce any claim, which becomes due and is arising from any of the claims of the Secured Parties (as defined in the Agreement), by submitting prompt collection orders on the basis of the Authorisation to Act on a Prompt Collection Order (as defined in the Agreement) delivered to you by the Chargor.
A Biztosítéki Megbízott a hatályos magyar jogszabályoknak megfelelően jogosult az Óvadékból kielégítést keresni. Így különösen, de nem kizárólag a Biztosítéki Megbízott az Önöknek a Zálogkötelezett által megküldött Felhatalmazó Levél (a Szerződés szerint meghatározott, angolul: “Authorisation to Act on a Prompt Collection Order”) alapján azonnali beszedés útján is végrehajthatja a Biztosított Felek (a Szerződés szerint meghatározott, angolul: “Secured Parties”) bármely igényéből eredő bármely esedékessé vált követelést.

We hereby request the Account Bank to disclose to the Collateral Agent any information on the Bank Account upon its request. Further, we hereby authorise the Account Bank to disclose to the Collateral Agent any information on the Bank Account, which qualifies as bank secret on the basis of Act CXII of 1996 on the Credit Institutions and the Financial Enterprises.
Felhívjuk a Számlavezető Bankot, hogy a Bankszámlára vonatkozó bármely információt a Biztosítéki Megbízott kérésére bocsássa annak rendelkezésére, és felhatalmazzuk a Számlavezető Bankot a Hitelintézetekről és a Pénzügyi Vállalkozásokról szóló 1996. évi CXII. törvény alapján banktitoknak minősülő a Bankszámlára vonatkozó bármely információnak Biztosítéki Megbízott részére történő kiszolgáltatására.

We request you to kindly acknowledge the receipt of the present Notice by countersigning and returning to us one copy thereof.	Kérjük Önöket, hogy a jelen Értesítés tudomásulvételét jelen Értesítés egy példányának aláírásával és részünkre való visszaküldésével ismerjék el.

In case of any discrepancies in the interpretation of the English and the Hungarian version of this document, the English version shall prevail.	Jelen okirat angol és magyar nyelvű változatának eltérő értelmezése esetén az angol nyelvű szöveg az irányadó.

Name/ Név:
Title/ Beosztás:
WILMINGTON TRUST (LONDON) LIMITED
as Collateral Agent/ mint Biztosítéki Megbízott

ACKNOWLEDGEMENT	ELISMERVÉNY

We hereby acknowledge and approve the above Notice of Security Deposit and undertake to perform the obligations set out therein, in particular the followings:	Elismerjük és jóváhagyjuk a fenti Óvadéki Értesítést, és vállaljuk, hogy az Óvadéki Értesítéssel összhangban teljesítjük az abban foglalt kötelezettségeket, így különösen a következőket :

• we acknowledge the termination of the Charge; and	• tudomásul vesszük a zálogjog megszűnését; és

•   undertake to block the entire balance available at the Chargor’s free disposal as of today and the entire future balance of the Bank Account as a security deposit for the benefit of the Collateral Agent; until the instruction is withdrawn in a joint declaration of the Chargor and the Collateral Agent, made in the form of a notarial deed.

•    vállaljuk, hogy a Bankszámlának a Zálogkötelezett szabad rendelkezése alatt álló teljes jelenlegi és jövőben beérkező pozitív egyenlegét óvadékként zároljuk a Biztosítéki Megbízott javára, a Zálogkötelezett és a Biztosítéki Megbízott ellenkező tartalmú, közokiratba foglalt közös rendelkezéséig.

The Bank shall be entitled to satisfy any of its matured claims from the Security Deposit deriving from its banking services rendered.	A Banknak a bankszolgáltatásokból eredő esedékes követelései a Bank által az óvadék terhére kielégíthetők.

In case of any discrepancies in the interpretation of the English and the Hungarian version of this document, the English version shall prevail.	Jelen okirat angol és magyar nyelvű változatának eltérő értelmezése esetén az angol nyelvű szöveg az irányadó.
Dated/ Kelt: Budapest, ________________________
________________________________________________
Name/ Név:

Title/ Beosztás:
[ACCOUNT BANK/ SZÁMLAVEZETŐ BANK]

as Account Bank/ mint Számlavezető Bank

SCHEDULE 3
FORM OF AUTHORISATION TO ACT ON A
PROMPT COLLECTION ORDER

FELHATALMAZÓ LEVÉL AZONNALI BESZEDÉSI
AUTHORISATION	MEGBÍZÁSRA

To [Account Bank] (address:[*]) as Account Bank (hereinafter: the “Account Bank”) to enforce payment instructions for prompt collection.	A [Számlavezető Bank]-nak (székhely:[*]) mint számlavezető banknak (továbbiakban: a “Számlavezető Bank”), hogy azonnali beszedési megbízásokat hajtson végre, az alábbiak szerint:

1.    We hereby refer to the Charge and Security Deposit over Bank Accounts Agreement dated [*] 2010 (hereinafter: the “Agreement”), entered into between us, the [*] (registered seat: [*]; Company registration number: [*]) as chargor (hereinafter: the “Chargor”), and [*], (registered seat: [*], registration number [*]) as chargee and Collateral Agent (hereinafter together its successors and permitted assigns in such capacity: the “Collateral Agent ”) over the bank account No.: [*] (hereinafter: the “Bank Account”).

1.    Hivatkozunk a 2010. [*]-án kelt Bankszámla-követelésen Alapított Zálog és Óvadéki Szerződésre (továbbiakban: a “Szerződés”), amely köztünk, az [*] (székhely: [*] Magyarország, cégjegyzékszám: [*]) mint zálogkötelezett (továbbiakban: a “Zálogkötelezett”), és az [*] (székhely: [*], cégjegyzékszáma [*]) mint zálogjogosult és Biztosítéki Megbízott (továbbiakban, annak jogutódjaként eljáró valamely személyt is ideértve: a “Biztosítéki Megbízott”) között jött létre, a [*] számú bankszámlánk (továbbiakban: a “Bankszámla”) felett.

2.    In accordance with the applicable Hungarian laws, the Chargor — by executing of the present declaration — hereby authorises the Bank to enforce by prompt collection any of the claims of the Secured Parties (as defined in the Agreement) which becomes due, (i) upon the receipt by the Account Bank of a Notice of Enforcement Event or a Notice of Security Deposit sent by the Collateral Agent in accordance with the terms of the Agreement; and (ii) following the satisfaction of the privileged prompt collection orders in

2.    A Zálogkötelezett a hatályos magyar jogszabályoknak megfelelően — a jelen nyilatkozat aláírásával — ezennel felhatalmazza a Bankot, hogy azonnali beszedéssel végrehajtsa a Biztosított Felek (a Szerződés szerint meghatározott, angolul: “Secured Parties”) bármely igényéből eredő bármely esedékessé vált követelést — azt követően, hogy a Számlavezető Bank megkapta a Biztosítéki Megbízottnak a Szerződés rendelkezései szerint a Végrehajtási Eseményről szóló Értesítését vagy az accordance with the Hungarian law. Under the present Authorisation a prompt collection order could be submitted only if a Notice of Enforcement Event or a Notice of Security Deposit is attached thereto after an Enforcement Event (as defined in the Agreement) has occurred. Attachment of one of the Notices above (Notice of Enforcement Event or a Notice of Security Deposit) excludes the attachment of the other. In the event that no Notices are attached, or both Notices are attached thereto, the prompt collection order shall not be performed on the basis of the present Authorisation.

      Óvadéki Értesítést a magyar jog szabályaival összhangban. Jelen Felhatalmazó Levél alapján kizárólag abban az esetben nyújtható be azonnali beszedési megbízás, amennyiben a Végrehajtási Eseményről szóló Értesítését vagy az Óvadéki Értesítést csatolják hozzá egy Végrehajtási Esemény (a hitelszerződésben definiálva) bekövetkezését követően. Bármelyik fenti (Óvadéki vagy a Végrehajtási Eseményről szóló) Értesítés csatolása kizárja a másik Értesítés csatolását, amennyiben Értesítés csatolásra nem kerül, vagy mindkét Értesítést csatolják, úgy a jelen Felhatalmazó Levél alapján az azonnali beszedési megbízás nem teljesíthető.

3.   For the above purpose, we authorise the Account Bank to debit — following the receipt of a Notice of Enforcement Event or a Notice of Security Deposit (in the form of a notarial deed) by the Account Bank from the Collateral Agent — our account No. [*], and credit to the [*] of the Collateral Agent, at the time when the prompt collection order is submitted by the Collateral Agent.

3.   A fentiek céljából felhatalmazzuk a Számlavezető Bankot, hogy megterhelje a [*] számú bankszámlánkat — azt követően, hogy a Számlavezető Bank megkapta a Biztosítéki Megbízott Végrehajtási Eseményről szóló Értesítését vagy az Óvadéki Értesítést — és ezt az összeget jóváírja a Biztosítéki Megbízott részére a [*] számú számlája javára, abban az időpontban, amikor a Biztosítéki Megbízott a fizetendő összeg beszedésére azonnali megbízást ad.

4.   In accordance with section 8 of Decree No. 18/2009 (VIII. 6.) of the National Bank of Hungary (hereinafter: the “NBH Decree”), we authorise the Account Bank (i) to keep the unperformed part of the payment instruction for prompt collection pending until such payment instruction shall have been fully performed — but not longer than for 35 days — if it cannot be performed due to lack of funds and inform the Security Trustee accordingly; and (ii) to the extent of the amount standing to our credit, to make a partial

4.   A Magyar Nemzeti Bank elnöke által kibocsátott 18/2009 (VIII. 6.) számú rendelet 8. §-ának megfelelően (továbbiakban: “MNB rendelet”), felhatalmazzuk a Számlavezető Bankot, hogy (i) tartsa függőben az azonnali beszedési megbízásra vonatkozó fizetési felszólítás teljesítését a még ki nem fizetett részre vonatkozóan mindaddig, amíg az azonnali beszedési megbízást teljes egészében nem teljesítik — de nem tovább, mint 35 napra — ha az pénzügyi fedezet hiánya miatt nem teljesíthető, payment on the basis of the payment instruction for prompt collection relating to insufficient funds.
     és megfelelően értesítse erről a Biztosítéki Megbízottat; valamint (ii) a fedezethiányos azonnali beszedési megbízásra vonatkozó fizetési felszólításra a rendelkezésre álló fedezet erejéig részfizetést teljesítsen.

5. This Authorisation is valid and remains in full force until withdrawn by us in a statement countersigned by the Collateral Agent.	5. Jelen Felhatalmazó Levél érvényes és mindaddig hatályban marad, amíg azt vissza nem vonjuk, egy, a Biztosítéki Megbízott által is aláírt nyilatkozatban.

We request you to kindly acknowledge the receipt of the present Notice by countersigning and returning to us one copy thereof.	Kérjük Önöket, hogy a jelen Értesítés tudomásulvételét jelen Értesítés egy példányának aláírásával és részünkre való visszaküldésével ismerjék el.

In case of any discrepancies in the interpretation of the English and the Hungarian version of this document, the English version shall prevail.	Jelen okirat angol és magyar nyelvű változatának eltérő értelmezése esetén az angol nyelvű szöveg az irányadó.
_________________________________________________
Name/ név:
Title/ beosztás:
For and on behalf of
CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (HUNGARY)
VAGYONKEZELÕ KORLÁTOLT FELELÕSSÉGÛ TÁRSASÁG
(acting as a Chargor) / (mint Zálogkötelezett) nevében

Schedules:	Melléklet:

• Form of Notice of Enforcement Event	• Végrehajtási Eseményről szóló Értesítés Mintája

• Form of Notice of Security Deposit	• Óvadéki Értesítés Mintája

ACKNOWLEDGEMENT	ELISMERVÉNY

We acknowledge and approve the content of the above Authorisation and, in accordance with the terms of the Authorisation, we undertake to perform the obligations contained therein, with special regard to the followings:
Elismerjük és jóváhagyjuk a fenti Felhatalmazó Levél tartalmát, és vállaljuk, hogy a Felhatalmazó Levéllel összhangban teljesítjük az abban foglalt kötelezettségeket, különös tekintettel a következőkre:

• if the prompt collection order cannot be performed due to lack of funds, we will treat the payment instruction for prompt collection as a pending instruction, but only for a period of 35 days;	• ha az azonnali beszedési megbízást pénzügyi forrás hiánya miatt nem lehet teljesíteni, az azonnali beszedésre vonatkozó fizetési felszólítást legfeljebb 35 napig függőben tartjuk;

•    we undertake to execute the payment instruction for prompt collection in accordance with terms of the Authorisation to Act on a Prompt Collection Order (as defined in the Agreement), until it is withdrawn by the Chargor and the Collateral Agent jointly.

•    vállaljuk az azonnali beszedésre vonatkozó megbízás teljesítését a Felhatalmazó Levélnek megfelelően mindaddig, amíg a Felhatalmazó Levélet (a Szerződés szerint meghatározott, angolul: “Authorisation to Act on a Prompt Collection Order”) a Zálogkötelezett és a Biztosítéki Megbízott közösen vissza nem vonja.

In case of any discrepancies in the interpretation of the English and the Hungarian version of this document, the English version shall prevail.	Jelen okirat angol és magyar nyelvű változatának eltérő értelmezése esetén az angol nyelvű szöveg az irányadó.
Budapest, ________________________
_________________________________________
Name:
Title:
[ACCOUNT BANK / SZÁMLAVEZETŐ BANK]
as Account Bank / mint Számlavezető Bank

SCHEDULE 4
Part I
Credit Agreement

Part II
Senior Secured Note Indenture

Part III
First Lien Intercreditor Agreement
[ADDITIONAL NOTARIAL CERTIFICATION INSERTED]